Exhibit 99.1

Privia Health Reports Strong Second Quarter and Year-to-Date 2026 Results

–2Q’26 Net Income of $9.0M, +236.7% from 2Q’25
–2Q’26 Adjusted EBITDA of $37.4M, +29.1% from 2Q’25
–Full-Year 2026 Guidance Raised for All Key Financial Metrics

ARLINGTON, VA – August 6, 2026 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial results for the second quarter and six-month periods ended June 30, 2026.
Second Quarter Performance

	Three Months Ended June 30,
(unaudited; $ in millions, except per share amounts)	2026	2025	Change (%)*
Total revenue	$632.6	$521.2	21.4%
Gross profit	$128.9	$112.8	14.3%
Operating income	$11.8	$3.3	252.9%
Net income [a]	$9.0	$2.7	236.7%
Non-GAAP adjusted net income [b]	$25.3	$21.3	18.7%
Net income per share	$0.07	$0.02	250.0%
Non-GAAP adjusted net income per share [b]	$0.19	$0.17	11.8%

*Any slight variations in totals are due to rounding.
a.Net income for the three months ended June 30, 2026, included $19.4 million in non-cash stock compensation expense. Net income for the three months ended June 30, 2025 included $18.8 million in non-cash stock compensation expense.
b.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

Key Operating and Non-GAAP Financial Metrics c

	Three Months Ended June 30,
(unaudited; $ in millions)	2026	2025	Change (%)

Implemented Providers	5,644	5,125	10.1%
Value-Based Care Attributed Lives	1,647,000	1,382,000	19.2%
Practice Collections	$970.0	$862.9	12.4%
Care Margin	$132.1	$115.2	14.7%
Platform Contribution	$69.0	$57.5	20.1%
Adjusted EBITDA	$37.4	$29.0	29.1%

c.Reconciliations of Care Margin, Platform Contribution, Adjusted EBITDA and other non-GAAP financial measures are presented in tables near the end of this press release.

Six-Month Performance

	For the Six Months Ended June 30,
($ in millions, except per share amounts)	2026	2025	Change (%)

Total revenue	$1,236.5	$1,001.3	23.5%
Gross profit	$254.5	$216.4	17.6%
Operating income	$19.2	$8.6	124.4%
Net income [a]	$12.1	$6.9	75.4%
Non-GAAP adjusted net income b d e	$49.6	$41.2	20.4%
Net income per share	$0.09	$0.05	80.0%
Non-GAAP adjusted net income per share b d e	$0.38	$0.32	18.8%

a.Net income for the six months ended June 30, 2026 included $41.3 million in non-cash stock compensation expense. Net income for the six months ended June 30, 2025 included $36.6 million in non-cash stock compensation expense.
b.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

Key Operating and Non-GAAP Financial Metrics b d e

	For the Six Months Ended June 30,
($ in millions)	2026	2025	Change (%)

Practice Collections	$1,884.8	$1,661.5	13.4%
Care Margin b d	$260.9	$220.4	18.3%
Platform Contribution b d	$136.0	$109.2	24.6%
Adjusted EBITDA b d e	$74.1	$55.9	32.6%

Updated Full-Year 2026 Guidance d e f g

	FY 2025	Initial FY 2026 Guidance at 2.27.26 [d]		Updated FY 2026 Guidance at 8.6.26
($ in millions)	Actual	Low	High
Implemented Providers	5,380	5,900	6,000	No Change
Attributed Lives	1,541,000	1,550,000	1,600,000	1,625,000 - 1,650,000
Practice Collections	$3,470.5	$3,650	$3,750	High End
GAAP Revenue	$2,122.8	$2,350	$2,450	High End
Care Margin d e f	$462.2	$515	$530	Mid to High End
Platform Contribution d e	$234.8	$260	$270	Mid to High End
Adjusted EBITDA d e f	$125.5	$145	$155	Mid to High End
•Expect approximately 70-80% of Adjusted EBITDA to convert to free cash flow in full-year 2026 subject to timing of MSSP cash settlement
•Guidance does not assume any new business development activity

d.Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of Gross Profit, Operating Income and Net Income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
e.See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution, and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
f.Certain non-recurring or non-cash and other expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly press releases.
g.Any slight variations in totals due to rounding.
Webcast and Conference Call Information
The Company will host a conference call on August 6, 2026, at 8:00 am ET to discuss these results and management’s outlook for future financial and operational performance. You can visit ir.priviahealth.com/news-and-events/events-and-presentations to listen to the call via live webcast. The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call under the same link. Go to https://register-conf.media-server.com/register/BI4c0355cb60f4473db6a27e261c9996e2 in order to pre-register and obtain your dial-in number and passcode to join the live conference call.
This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.
About Privia Health
Privia Health™ is one of the largest physician enablement companies in the United States with a presence in 25 states and the District of Columbia. Privia builds scaled provider networks with primary-care centric medical groups, risk-bearing entities, a physician-led governance structure, and the Privia Platform comprising an extensive suite of technology and service solutions. Privia collaborates with medical groups, health plans and health systems to optimize 1,300+ physician practices, improve the patient experience for 6.1+ million patients, and reward 5,600+ physicians and advanced practitioners for delivering high-value care.
Privia’s mission is to transform healthcare delivery to achieve better outcomes, lower costs, and improve the health of communities and the well-being of providers. For more information, visit priviahealth.com.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the

Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.
Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-Q is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things, our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full year guidance for 2026. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: the heavily regulated industry in which we operate, and any failure by us or our medical groups to comply with the extensive applicable healthcare laws and government regulations; the complexity of the legal framework governing our relationships with Medical Groups, some of which we do not own, and Privia providers, and the impact of legal challenges or shifting interpretations of applicable laws; the execution of our growth strategy, which may not prove viable and we may not realize expected results; difficulties timely implementing our proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in our industry; challenges in successfully establishing a presence in new geographic markets; the impact of failures by or service disruptions at key third-party vendors, such as our primary electronic medical record vendor, athenahealth, Inc.; potential decreases in reimbursement rates by governmental and third-party payers, changes to payment terms or challenges negotiating and retaining favorable contracts with private third-party payers, and changes impacting our patient population; the financial and operational impact of our compliance with various complex and changing federal and state privacy and security laws and regulations related to our use, disclosure, and other processing of personal information and protected health information, including the Health Insurance Portability and Accountability Act of 1996; the impact of actual and potential security threats, cybersecurity incidents or privacy or other forms of data breaches involving us, our vendors or other third parties; the continued availability of qualified workforce, including staff at our medical groups, and the continued upward pressure on compensation for such workforce; and other risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s subsequent Quarterly Reports on Form 10-Q. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations(g)
(unaudited)
(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025

Revenue	$632,630	$521,153	$1,236,477	$1,001,250

Operating expenses:
Provider expense	500,484	405,992	975,601	780,801
Cost of platform	69,357	64,918	137,777	124,444
Sales and marketing	8,002	6,805	16,136	13,727
General and administrative	39,658	37,519	81,131	69,240
Depreciation and amortization	3,356	2,583	6,637	4,484
Total operating expenses	620,857	517,817	1,217,282	992,696
Operating income	11,773	3,336	19,195	8,554
Other income	3,310	—	3,310	—
Interest income, net	1,668	2,408	3,556	5,339
Income before provision for income taxes	16,751	5,744	26,061	13,893
Provision for income taxes	7,017	2,456	12,617	4,559
Net income	9,734	3,288	13,444	9,334
Less: Net income attributable to non-controlling interests	686	601	1,332	2,427
Net income attributable to Privia Health Group, Inc.	$9,048	$2,687	$12,112	$6,907
Net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.07	$0.02	$0.10	$0.06
Net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.07	$0.02	$0.09	$0.05
Weighted average common shares outstanding – basic	126,121,426	122,132,245	125,142,415	121,370,949
Weighted average common shares outstanding – diluted	131,827,233	128,447,069	131,355,421	128,149,252

(g) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets(h)
(in thousands)

	June 30, 2026	December 31, 2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$412,200	$479,685
Accounts receivable	574,160	400,902
Prepaid expenses and other current assets	38,906	30,414
Total current assets	1,025,266	911,001
Non-current assets:
Property and equipment, net	272	504
Right-of-use assets	8,038	8,794
Intangible assets, net	218,654	215,919
Goodwill	215,789	209,842
Deferred tax asset	—	2,274
Other non-current assets	20,562	21,044
Total non-current assets	463,315	458,377
Total assets	$1,488,581	$1,369,378

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$91,010	$96,804
Provider liability	541,368	469,516
Operating lease liabilities, current	2,066	2,200
Total current liabilities	634,444	568,520
Non-current liabilities:
Operating lease liabilities, non-current	6,667	7,331
Deferred tax liability	3,737	—
Other non-current liabilities	5,660	2,584
Total non-current liabilities	16,064	9,915
Total liabilities	650,508	578,435
Commitments and contingencies
Stockholders’ equity:
Common stock	1,263	1,236
Additional paid-in capital	925,264	892,291
Accumulated deficit	(144,198)	(156,310)
Total Privia Health Group, Inc. stockholders’ equity	782,329	737,217
Non-controlling interest	55,744	53,726
Total stockholders’ equity	838,073	790,943
Total liabilities and stockholders’ equity	$1,488,581	$1,369,378

(h) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Statements of Cash Flows(i)
(unaudited)
(in thousands)

	For the Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$13,444	$9,334
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	291	415
Amortization of intangibles	6,346	4,069
Stock-based compensation	41,317	36,639
Deferred income taxes, net	3,683	2,671
Changes in asset and liabilities:
Accounts receivable, net	(172,378)	(121,497)
Prepaid expenses and other current assets	(8,492)	(21,344)
Other non-current assets and right-of-use assets	1,472	1,056
Accounts payable and accrued expenses	(5,794)	(7,687)
Provider liability	70,972	81,185
Operating lease liabilities	(1,032)	(778)
Other long-term liabilities	1,806	(153)
Net cash used in operating activities	(48,365)	(16,090)
Cash from investing activities
Business acquisitions, net of cash acquired	(11,430)	(89,058)
Other	(59)	—
Net cash used in investing activities	(11,489)	(89,058)
Cash flows from financing activities
Proceeds from exercised stock options	1,600	4,126
Proceeds from non-controlling interest	2,213	—
Repurchase of non-controlling interest	(11,444)	—
Net cash (used in) provided by financing activities	(7,631)	4,126
Net decrease in cash and cash equivalents	(67,485)	(101,022)
Cash and cash equivalents at beginning of period	479,685	491,149
Cash and cash equivalents at end of period	$412,200	$390,127

Supplemental disclosure of cash flow information:
Interest paid	$162	$124
Income taxes paid	$10,656	$5,771

Supplemental disclosure of non-cash operating activities:
Lease liabilities obtained in exchange for right-of-use assets	$234	$1,832
Contingent consideration payable	$1,270	$—
(i) Any slight variations in totals are due to rounding.

Additional Financial Information
Revenues disaggregated by source:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Dollars in thousands)	2026	2025	2026	2025
FFS-patient care	$412,640	$331,464	$803,773	$643,225
FFS-administrative services	33,222	35,116	64,625	67,371
Capitated revenue	95,150	75,511	181,298	146,201
Shared savings	68,920	60,021	143,883	107,933
Care management fees (PMPM)	20,733	16,919	38,600	32,121
Other revenue	1,965	2,122	4,298	4,399
Total Revenue	$632,630	$521,153	$1,236,477	$1,001,250

The Company’s liabilities for unpaid medical claims under at-risk capitation arrangements:

	June 30,
(Dollars in thousands)	2026	2025
Balance, beginning of period	$78,989	$66,355
Incurred health care costs:
Current year	175,800	144,840
Prior years	(13,225)	(555)
Total claims incurred	$162,575	$144,285
Claims paid:
Current year	(83,892)	(63,025)
Prior year	(58,695)	(47,959)
Total claims paid	$(142,587)	$(110,984)
Balance, end of period	$98,977	$99,656

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(j)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in millions)	2026	2025	2026	2025

Implemented Providers (as of end of period) (1)	5,644	5,125	5,644	5,125
Attributed Lives (as of end of period) (2)	1,647,000	1,382,000	1,647,000	1,382,000
Practice Collections (3)	$970.0	$862.9	$1,884.8	$1,661.5

(1) Implemented Providers is defined as the total of all service professionals at the end of a given period who are credentialed and bill for medical services in both Owned and Non-Owned Medical Groups during that period.

(2) Attributed Lives are defined as any patient that a payer deems attributed to Privia to deliver care as part of a value-based care arrangement through a provider of primary care or specialty services as of the end of a particular period.

(3) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

(j) Any slight variations in totals are due to rounding.

Non-GAAP Financial Measures (5)(k)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in thousands)	2026	2025	2026	2025

Care Margin	$132,146	$115,161	$260,876	$220,449
Platform Contribution	$68,989	$57,466	$136,022	$109,199
Platform Contribution Margin	52.2%	49.9%	52.1%	49.5%
Adjusted EBITDA	$37,429	$28,992	$74,120	$55,907
Adjusted EBITDA Margin	28.3%	25.2%	28.4%	25.4%

(5) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is Gross Profit excluding amortization of intangible assets.
•Platform Contribution is Gross Profit, excluding amortization of intangible assets, less Cost of platform and excluding stock-based compensation expense included in Cost of platform.
•Platform Contribution margin is Platform Contribution divided by Care Margin.
•Adjusted EBITDA is net income before interest income, net, provision for income taxes, net income attributable to non-controlling interests, depreciation and amortization, stock-based compensation, employer taxes on equity vesting/exercises, severance charges, contingent and deferred consideration, and other non-recurring expenses.
•Adjusted EBITDA Margin is Adjusted EBITDA divided by Care Margin.

(k) Any slight variations in totals are due to rounding.

Reconciliation of Gross Profit to Care Margin(l)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in thousands)	2026	2025	2026	2025
Revenue	$632,630	$521,153	$1,236,477	$1,001,250
Provider expense	(500,484)	(405,992)	(975,601)	(780,801)
Amortization of intangible assets	(3,211)	(2,396)	(6,346)	(4,069)
Gross Profit	$128,935	$112,765	$254,530	$216,380
Amortization of intangibles assets	3,211	2,396	6,346	4,069
Care Margin	$132,146	$115,161	$260,876	$220,449
(l) Any slight variations in totals are due to rounding.
Reconciliation of Gross Profit to Platform Contribution(m)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in thousands)	2026	2025	2026	2025
Revenue	$632,630	$521,153	$1,236,477	$1,001,250
Provider expense	(500,484)	(405,992)	(975,601)	(780,801)
Amortization of intangibles assets	(3,211)	(2,396)	(6,346)	(4,069)
Gross Profit	$128,935	$112,765	$254,530	$216,380
Amortization of intangibles assets	3,211	2,396	6,346	4,069
Cost of platform	(69,357)	(64,918)	(137,777)	(124,444)
Stock-based compensation(6)	6,200	7,223	12,923	13,194
Platform Contribution	$68,989	$57,466	$136,022	$109,199
(m) Any slight variations in totals are due to rounding.
(6) Amount represents stock-based compensation expense included in Cost of platform.

Reconciliation of Net Income to Adjusted EBITDA(n)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in thousands)	2026	2025	2026	2025
Net income	$9,048	$2,687	$12,112	$6,907
Net income attributable to non-controlling interests	686	601	1,332	2,427
Provision for income taxes	7,017	2,456	12,617	4,559
Interest income, net	(1,668)	(2,408)	(3,556)	(5,339)
Depreciation and amortization	3,356	2,583	6,637	4,484
Stock-based compensation	19,396	18,849	41,317	36,639
Other income	(3,310)	—	(3,310)	—
Other expenses(7)	2,904	4,224	6,971	6,230
Adjusted EBITDA	$37,429	$28,992	$74,120	$55,907

(n) Any slight variations in totals are due to rounding.
(7) Other expenses include employer taxes on equity vesting/exercises, severance, contingent and deferred consideration, and other non-recurring expenses.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share(o)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in thousands)	2026	2025 (10)	2026	2025 (10)
Net income	$9,048	$2,687	$12,112	$6,907
Stock-based compensation	19,396	18,849	41,317	36,639
Intangible amortization expense	3,211	2,396	6,346	4,069
Other expenses(8)	2,904	4,224	6,971	6,230
Other income	(3,310)	—	(3,310)	—
Tax effect of adjustments(9)	(5,994)	(6,877)	(13,857)	(12,673)
Adjusted net income	$25,255	$21,279	$49,579	$41,172
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.20	$0.17	$0.40	$0.34
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.19	$0.17	$0.38	$0.32
Weighted average common shares outstanding – basic	126,121,426	122,132,245	125,142,415	121,370,949
Weighted average common shares outstanding – diluted	131,827,233	128,447,069	131,355,421	128,149,252
(o) Any slight variations in totals due to rounding.
(8) Other expenses include employer taxes on equity vesting/exercises, severance, contingent and deferred consideration, and other non-recurring expenses.
(9) The Company uses a statutory blended tax rate of 27% on the adjustments between Net Income and Adjusted Net Income.
(10) Updated to conform with current year presentation.